EXHIBIT 10.73
                       AMENDED AND RESTATED LOAN AGREEMENT



         This AMENDED AND RESTATED LOAN AGREEMENT dated as of February 28, 1998 (this "Agreement"), is entered into between MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation (the "Borrower"), whose address is 462 West Bearcat Drive, Salt Lake City, Utah, 84115, and LASALLE NATIONAL BANK, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

         In consideration of the mutual agreements hereinafter set forth, the Borrower and the Bank hereby agree as follows:

ARTICLE 1.        DEFINITIONS.

           For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

         "Accounting Firm" shall mean any of Arthur Andersen LLP, Coopers & Lybrand L.L.P., Deloitte & Touche LLP, Ernst & Young LLP, KPMG Peat Marwick LLP and Price Waterhouse LLP or any of their successor firms, or any other accounting firm approved by the Bank.

         "Acquired Indebtedness" shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, excluding, however, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person.

         AAcquisition@ shall have the meaning ascribed to it in Section 11.11.

         AAdditional Notes@ shall have the meaning ascribed to it in Section 11.11.

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, the Bank shall not be deemed to be an Affiliate of the Borrower.

         "Asset Sale" shall have the meaning ascribed to it in the Indenture.


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         "Business  Day" shall mean any day other than a  Saturday,  Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois, except that with respect to LIBOR Loans, each such day shall also be a day upon which LIBOR transactions may be carried out in the London interbank market.

         ACapital Expenditures@ shall mean, as to any Person for any period, payments which are made by such Person for the lease, purchase, improvement, construction or use of any property, the value or cost of which under GAAP are required to be capitalized and appear on such Person=s balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made are characterized by such Person or any other Person, and shall include, without limitation, payments for the installment purchase of property and payments under Capital Lease Obligations.

         "Capital Lease Obligation" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" shall mean (i) United States dollars, (ii)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any State of the United States or any local government or other political subdivision thereof rated (at the time of the acquisition of such security) at least "AA" by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. (AS&P@) or the equivalent thereof by Moody's Investors Service, Inc. (AMoody's@) and having the maturities of not more than one year from the acquisition of such security, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better or with any registered broker-dealer whose commercial paper is rated at least "A-1" by S&P or the equivalent thereof by Moody's, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above,
(vi)commercial paper rated at least "A-1" by S&P or the equivalent thereof by Moody's and, in each case, maturing within six months after the date of acquisition, and (vii) investments in money market funds all of whose assets consist of securities described in clauses (ii) through (vi) above.


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         "Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

         "Collateral" shall mean any and all collateral from time to time securing the Obligations to the Bank.

         "Collateral Agency Agreement" shall mean that certain Amended and Restated Collateral Agency Agreement by and among the Borrower, the Bank and the Collateral Agent, dated as of January 31, 1997.

         "Collateral Agent" shall mean, initially, The Bank of New York in its capacity as collateral agent under the Security Documents, and any successor thereto.

         AConsolidated Cash Flow@ shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.


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         "Consolidated  Net Income"  shall mean,  with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Copyright Security Agreement" shall mean that certain Copyright Security Agreement, dated as of September 18, 1996, by and among Mrs. Fields Cookies Australia, a Utah corporation, as successor in interest to Mrs. Fields' Other Names, Inc., a Delaware corporation, and Fairfield Foods, Inc., a New Jersey corporation, in favor of the Collateral Agent, as amended by that certain Amendment to Copyright Security Agreement by and among the Borrower, Mrs. Fields' Other Names, Inc., a Delaware corporation, Fairfield Foods, Inc., a New Jersey corporation, and the Collateral Agent, dated January 31, 1997.

         "Credit Facility" shall mean, with respect to the Borrower, one or more debt facilities (including, without limitation, the debt facility provided by this Agreement) or commercial paper facilities with banks or other institutional lenders (including any related notes, guaranties, collateral documents, instruments and agreements executed in connection therewith) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit up to a maximum aggregate amount of not more than $15,000,000, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         ADebt Service Coverage Ratio@ shall mean, as to any Person for any period, (i) Free Cash Flow of such Person and its Subsidiaries for such period, divided by (ii) the aggregate of all payments required to be made (including interest expense whether paid or accrued) with respect to Indebtedness of such Person and its Subsidiaries for such period, plus all mandatory redemptions or acquisitions of Equity Interests of such Person and its Subsidiaries for such period, whether or not actually made, plus all optional redemptions or acquisitions of Equity Interest of such Person and its Subsidiaries actually made for such period.

         "Default" shall mean any condition, circumstance or event which, with the lapse of time, the giving of notice, or both, would become an Event of Default.



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         "Default  Rate"  shall mean the rate of  interest  set forth in Section
2.1(b)(i) hereof plus two percent (2%) per annum.

         ADisqualified Stock@ shall have the meaning ascribed to such term in the Indenture, as in effect on the date of this Agreement.

         "Environmental Laws shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the Borrower's business or facilities owned or operated by the Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" shall mean any of the events or conditions set forth in Article 14 hereof.

         "Existing Indebtedness" shall mean Indebtedness of the Borrower and its Subsidiaries (including preferred stock of Pretzel Time outstanding on November 26, 1997 but excluding any Indebtedness of the Borrower or any of its Subsidiaries under any Credit Facility existing on November 26, 1997) in existence on November 26, 1997, until such amounts are repaid.

         "Existing Pledge Agreement" shall mean that certain Pledge Agreement, dated as of September 18, 1996, by the Borrower in favor of the Collateral Agent, as amended by that certain Amendment to Pledge Agreement by and between the Borrower and the Collateral Agent, dated January 31, 1997.

         "Existing Security Agreement" shall mean that certain Security Agreement, dated as of September 18, 1996, by and among Mrs. Fields Cookies Australia, a Utah corporation, Mrs. Fields' Other Names, Inc., a Delaware corporation, and Fairfield Foods, Inc., a New Jersey corporation, in favor of the Collateral Agent, as amended by that certain Amendment to Security Agreement by and among the Borrower, Mrs. Fields' Other Names, Inc., a Delaware corporation, Fairfield Foods, Inc., a New Jersey corporation, and the Collateral Agent, dated January 31, 1997.

         "Fixed Charges" shall mean, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guaranty or Lien is called upon), and (iv) the product of (A) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Borrower, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


         "Fixed Charge Coverage Ratio" shall mean with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Borrower or any of its Subsidiaries incurs, assumes, guaranties or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guaranty or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Borrower or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date, and (iv) the financial information of the Borrower with respect to any portion of the four fiscal quarters prior to

November 26, 1997 may be adjusted to eliminate certain historical expenses that are not expected to recur after the consummation of the Pretzel Contributions so long as such adjustments are not deemed to be contrary to the requirements of Regulation S-X under the Securities Act of 1933 (the ASecurities Act@) by an Accounting Firm. In calculating the Fixed Charge Coverage Ratio for any period, to the extent that the proceeds from the incurrence of any Indebtedness are to be used to fund the acquisition of Equity Interests or assets of a Permitted Business, the Borrower may include any pro forma adjustments permitted by Regulation S-X under the Securities Act in its calculation of the amount of Consolidated Cash Flow that relate solely to such acquisition, so long as such pro forma adjustments are not deemed to be contrary to the requirements of Rule 11-02 of Regulation S-X under the Securities Act in writing by an Accounting Firm.

         "Free Cash Flow" shall mean, with respect to any Person for any period, Consolidated Cash Flow of such Person for such period, minus (a) Capital
Expenditures of such Person and its Subsidiaries on a consolidated basis for such period to the extent paid for in cash and not financed (other than with proceeds of the Revolving Loans), minus (b) distributions and dividends made with respect to Capital Stock and Equity Interests of such Person and its Subsidiaries on a consolidated basis for such period, and minus (c) payments for taxes on the income of such Person and its Subsidiaries on a consolidated basis for such period.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including, without limitation, any obligation or arrangement of such Person:

                  (a) to purchase or repurchase any such primary obligation;

                  (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor;

                  (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

                  (d) to indemnify the owner of such primary obligation against loss in respect thereof;

but excluding from Guaranteed Indebtedness any continuing obligations with respect to any store lease or equipment leases for equipment in a particular store from and after the date upon which such store has been sold or sublet to a third party which is not an Affiliate of the Borrower and such party has agreed to assume such store lease and equipment lease obligations.

         "Guarantors" shall mean (i) The Mrs. Fields= Brand, Inc., a Delaware corporation, and (i) any other Subsidiary of the Borrower that executes and delivers a Guaranty in accordance with the provisions of this Agreement, and their respective successors and assigns.

         "Guaranty" or AGuaranties@ shall mean the Guaranty of each Guarantor, and all such Guaranties, each substantially in the form attached hereto as Exhibit C.

         "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

         AHedging Obligations@ shall mean, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency exchange rates.

         "Indebtedness" shall mean, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guaranty by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indemnified Party" and "Indemnified Parties" shall mean, respectively, each of the Bank and any parent corporations, affiliated corporations or subsidiaries of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

         AIndenture@ shall mean that certain Indenture regarding the issuance of Series A and Series B 10 1/8% Senior Notes, due 2004, by and among the Borrower, as issuer, The Mrs. Fields= Brand, Inc., as guarantor, and The Bank of New York, as Trustee.

         AIntellectual Property Security Agreement@ shall mean that certain Intellectual Property Security Agreement, of even date herewith, by and between Borrower and Bank.

         "Interest Period" shall mean, with regard to any LIBOR Loan, successive one-, two-, three- or six-month periods as selected from time to time by the Borrower by notice given to the Bank not less than three (3) Business Days prior to the first day of each respective Interest Period; provided, however, that:
(i) each such Interest Period occurring after the initial Interest Period of any LIBOR Loan shall commence on the day following the day on which the preceding Interest Period for such LIBOR Loan expires, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the immediately preceding Business Day; (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and (iv) no Interest Period shall have an expiration date which occurs after the Revolving Loan Maturity Date.

         AInvestment@ shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guaranties of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity
Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an acquisition of assets, Equity Interests or other securities by the Borrower for consideration consisting of common stock of the Borrower shall not be deemed to be an Investment. If the Borrower or any Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in
Section 11.1 hereof.

         "Letter of Credit" and "Letters of Credit" shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, upon the execution and delivery by the Borrower and the acceptance by the Bank of any application for a Letter of Credit, as contemplated by
Section 2.4 of this Agreement.

     "Letter of Credit Obligations" shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of such Letters of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under any Letters of Credit for which the Borrower has reimbursed the Bank, (iii) the amount of any payments made by the Bank with respect to any draws made under any such Letters of Credit which have been converted to a Revolving Loan as set forth in Section 2.4, and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Bank's acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

     "LIBOR" shall mean a rate of interest equal to the per annum rate of interest at which U.S. dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered generally to the Lender (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two (2) Business Days prior to the commencement of each Interest Period, or as LIBOR is otherwise determined by the Bank in its sole and absolute discretion, such rate to remain fixed for such Interest Period. The Bank's determination of LIBOR as provided above shall be conclusive, absent manifest error.

     "LIBOR Loan" or "LIBOR Loans" shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that will bear interest at an interest rate determined with reference to LIBOR.

     "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction), provided that the definition of "Lien" shall not include any option, call or similar right relating to treasury shares of the Borrower to the extent that such option, call or right is granted (i) under any employee stock option plan, employee stock ownership plan or similar plan or arrangement of the Borrower or its Subsidiaries or (ii) in connection with the issuance of Indebtedness permitted to be incurred pursuant to Section 11.3 hereof.

     "Loans" shall mean, collectively, all Revolving Loans (whether Prime Loans or LIBOR Loans) made by the Bank to the Borrower and all Letters of Credit issued by the Bank for the benefit of the Borrower under and pursuant to this Agreement.

     "Loan Documents" shall have the meaning set forth in Section 3.1.

     "Mandatory Prepayment" shall have the meaning set forth in Section 2.1(c).

     "Maximum Letter of Credit Obligation" shall mean the lesser of (i) the Revolving Loan Commitment minus the aggregate amount of all Revolving Loans outstanding at any time, or (ii) $500,000.

     "MFH"  shall  mean  Mrs.   Fields=  Holding   Company,   Inc.,  a  Delaware
corporation.

         "Net Income" shall mean, with respect to any Person for any period, the consolidated net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii)any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" shall mean the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but only as and when received), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the permanent repayment of, or permanent reduction in availability or commitment under, Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Core Stores" shall mean the stores listed on Exhibit G to the Indenture, as in effect on the date of this Agreement.

         ANotes@ shall have the meaning ascribed to such term in the Indenture, as in effect on the date of this Agreement.

         "Obligations" shall mean the Loans, as evidenced by the Revolving Note, all interest accrued thereon, any fees due the Bank under this Agreement or any other Loan Document, any expenses incurred by the Bank under this Agreement or any other Loan Document and any and all other liabilities and obligations of the Borrower (and of any partnership in which the Borrower is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several.

         AOfficers= Certificate@ shall have the meaning ascribed to such term in the Indenture, as in effect on the date of this Agreement.

         "Permitted Business" shall mean the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on November 26, 1997, including, without limitation, the specialty retail snack-food business.

         "Permitted Indebtedness" shall have the meaning ascribed to such term in Section 11.3 of this Agreement.

         "Permitted Investment" shall mean (a) any Investment in the Borrower or in a Wholly Owned Subsidiary of the Borrower that is a Guarantor and that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Borrower or any Subsidiary of the Borrower in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Borrower and becomes a Guarantor that is engaged in a Permitted Business or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Wholly Owned Subsidiary of the Borrower that is a Guarantor and that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 11.4 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower; (f) any Investments in accounts and notes receivable acquired in the ordinary course of business; (g) any Investments in notes of employees, officers, directors and their transferees and Affiliates issued to the Borrower representing payment of the exercise price of options to purchase common stock of the Borrower; (h) any Investments by the Borrower in Hedging Obligations otherwise permitted to be incurred under the Indenture; (i) any Investments existing on November 26, 1997 (including, without limitation, a $500,000 loan to Martin E. Lisiewski outstanding as of November 26, 1997) and
(j) any purchase of any and all remaining common stock of Pretzel Time.

         "Permitted Liens" shall mean (i) Liens securing Indebtedness under a Credit Facility that was permitted by the terms of this Agreement to be incurred; (ii) Liens in favor of the Borrower; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower, provided further that such merger or consolidation is permitted by this Agreement; (iv) Liens on property existing at the time of acquisition thereof by the Borrower or any Subsidiary of the Borrower, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of the Borrower other than the property so acquired; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (iii) and (x) of
Section 11.3(b) hereof, provided that, in the case of Indebtedness permitted by such clause (iii), covering only the assets acquired with such Indebtedness;
(vii) Liens existing on the date of this Agreement and set forth on Schedule 1.1 hereto; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (ix) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary of the Borrower that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Borrower or such Subsidiary.

         "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Subsidiaries, provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loans or the Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Loans or the Obligations on terms at least as favorable to the Bank as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) such Indebtedness is incurred either by the Borrower or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Pledge and Security Agreement" shall mean that certain Pledge and Security Agreement, of even date herewith, by and between the Borrower and Bank.

         "Pretzel Contributions" shall mean the contribution from MFH to the Borrower of the pretzel business formerly owned by H&M Concepts Ltd. Co., an Idaho liability company, and its subsidiaries, and the common stock of Pretzel Time.

         "Pretzel   Time"  shall  mean  Pretzel  Time,   Inc.,  a   Pennsylvania
corporation.

         "Prime Loan" or "Prime Loans" shall mean that portion, and collectively, those portions of the aggregate outstanding principal balance of the Loans that will bear interest at an interest rate determined with reference to the Prime Rate.

         "Prime Rate" shall mean the rate of interest per annum in effect from time to time as set by the Bank and called its Prime Rate. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate.

         "Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

         "Restricted   Investment"  shall  mean  any  Investment  other  than  a
Permitted Investment.

         "Revolving Loan" or "Revolving Loans" shall mean, respectively, each direct advance and the aggregate of all such direct advances, from time to time in the form of either Prime Loans and/or LIBOR Loans, made by the Bank to the Borrower under and pursuant to this Agreement, as set forth in Section 2.1 and
Section 2.4 of this Agreement.

         "Revolving Loan Availability" shall mean at any time, the Revolving Loan Commitment less the Letter of Credit Obligations.

         "Revolving Loan Commitment" shall mean fifteen million and 00/100 Dollars ($15,000,000.00).

         "Revolving Loan Maturity Date" shall mean March 31, 2001, or unless the Bank earlier terminates this Agreement or otherwise accelerates the maturity of the Obligations pursuant to the terms hereof, in which case Revolving Loan Maturity Date shall mean such earlier date.

         "Revolving Note" and "Revolving Notes" shall have the meanings set forth in Section 4.1 hereof.

         "Security Documents" shall mean, collectively, the Intellectual Property Security Agreement, the Pledge and Security Agreement, the Guaranties, and each financing statement or other instrument or document executed and delivered pursuant to any of such agreements, or any other document creating Liens to secure the Obligations.

         "Stated Maturity" shall mean with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.


         "Subsidiary" shall mean, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Trademark Security Agreement" shall mean that certain Trademark Security Agreement, dated as of September 18, 1996, by and among Mrs. Fields Cookies Australia, a Utah corporation, Mrs. Fields' Other Names, Inc., a Delaware corporation, and Fairfield Foods, Inc., a New Jersey corporation, in favor of the Collateral Agent, as amended by that certain Amendment to Trademark Security Agreement by and among the Borrower, Mrs. Fields' Other Names, Inc., a Delaware corporation, Fairfield Foods, Inc., a New Jersey corporation, and the Collateral Agent.

         "Trustee" shall mean The Bank of New York, in its capacity as trustee under the Indenture, or any successor trustee under the Indenture.

         "UCC" shall mean the Uniform Commercial Code in effect in Illinois from time to time.

         "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person shall mean a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

           Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to such terms as of the date hereof in the UCC, or as the context may otherwise require. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Article 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements, documents, instruments and other contractual arrangements shall be deemed to include subsequent amendments, restatements, assignments, and other modifications thereto, but only to the extent such amendments, restatements, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

ARTICLE 2.        COMMITMENT OF THE BANK.

         Section 2.1       Revolving Loans.

         (a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make Revolving Loans at such times as the Borrower may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loan Commitment is otherwise terminated as provided in this Agreement. The Revolving Loans shall be used by the Borrower for the purpose of general working capital needs of the Borrower and general corporate purposes, including, but not limited to, Capital Expenditures and Acquisitions.

         (b) Revolving Loan Interest and Payments. Except as otherwise provided in this Section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time shall bear interest, at the Borrower's option, at either

                  (i) the Prime Rate per annum, or

                  (ii) LIBOR plus two percent (2%) per annum.

All interest shall be calculated on the basis of a year consisting of 365 or 366 days, as applicable, and the actual number of days elapsed. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are Prime Loans shall be due and payable monthly in arrears on the last day of each month, commencing on February 28, 1998, on the Revolving Loan Maturity Date, and after maturity, on demand. Accrued and unpaid interest on the unpaid principal balance of each Revolving Loan outstanding from time to time which is a LIBOR Loan shall be payable on the last day of the Interest Period applicable to such LIBOR Loan, but in no event shall be paid less often than quarterly, and shall be paid on the date of any principal repayment of a LIBOR Loan, and on the Revolving Loan Maturity Date, and after maturity, on demand. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

         (c)  Revolving Loan Principal Repayments.

                  (i) Mandatory Principal Prepayments. All Revolving Loans hereunder shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event that, at any time, the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds Revolving Loan Availability at such time, the Borrower shall, upon the earlier of actual knowledge thereof or written notice thereof from the Bank, promptly make such repayments of the Revolving Loans as shall be necessary to eliminate such excess. In addition, in the event that, at any time, the aggregate outstanding principal balance of all Revolving Loans plus outstanding Letter of Credit Obligations hereunder exceeds the Revolving Loan Commitment then in effect, the Borrower shall, upon the earlier of actual knowledge thereof or written notice thereof from the Bank, promptly make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess. Also, each Revolving Loan which is a LIBOR Loan shall be due and payable at the end of its Interest Period, without further demand, presentment, protest or notice of any kind (all of which are hereby waived by the Borrower) but, subject to the terms and conditions hereof, may be reborrowed as a new LIBOR Loan with a new Interest Period or as a Prime Loan upon the maturity of such LIBOR Loan at the end of its Interest Period.

                  (ii) Optional Prepayments. In addition to Mandatory Prepayments described above, the Borrower may from time to time prepay Revolving Loans which are Prime Loans, in whole or in part, without any prepayment penalty whatsoever.

         Section 2.2       Additional LIBOR Loan Provisions.

         (a) LIBOR Loan Prepayments. Notwithstanding anything to the contrary contained herein, without the consent of the Bank, the principal balance of any LIBOR Loan may not be repaid in whole or in part at any time except on the last day of the Interest Period relating to such LIBOR Loan unless the Loans have been accelerated pursuant to an Event of Default. If, for any reason, a LIBOR Loan is paid prior to the last day of any Interest Period, whether upon acceleration of the Loans or otherwise, the Borrower agrees to indemnify the Bank against any actual loss, cost or expense incurred by the Bank as a result of such prepayment, provided that any request by the Bank for any indemnification pursuant to this Section 2.2(a) shall be accompanied by a brief written description of such actual loss, cost or expense and the calculation thereof.

         (b) LIBOR Unavailability. If the Bank determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or
(ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the Bank shall promptly notify the Borrower thereof and, so long as the foregoing conditions continue, Loans may not be advanced as LIBOR Loans thereafter. In addition, each existing LIBOR Loan shall be (i) converted to a Prime Loan on the last day of the Interest Period applicable, or (ii) due and payable on the last day of such Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

         (c) Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain LIBOR Loans, then the Bank shall promptly notify the Borrower and Loans may not be advanced as LIBOR Loans thereafter. In addition, at the Bank=s option, each existing LIBOR Loan shall be
(i) due and payable on the last day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower, and (ii) reborrowed as a Prime Loan on such day (provided that the Borrower may then reborrow such amount as a Prime Rate Loan hereunder).

         (d) LIBOR Loan Indemnity. If any Regulatory Change (whether or not having the force of law) shall:

                  (i) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank;

                  (ii) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or

                  (iii) impose on the Bank any other condition regarding such LIBOR Loan or the Bank's funding thereof;

and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount. Notwithstanding the foregoing, the Borrower shall not be required to make any payments to the Bank with respect to periods of time more than sixty (60) days prior to the date upon which the Bank has delivered a written statement to the Borrower making a claim for payment under this Section 2.2(d), which written statement shall set forth, in reasonable detail, the Regulatory Change which entitles the Bank to make a claim for payment pursuant to this Section 2.2(d) and the calculations in support of the amount of such payment requested by the Bank.

         (e) Maximum Number of Interest Periods. Notwithstanding anything else contained herein, no Revolving Loan may be borrowed as a LIBOR Loan if such borrowing would cause there to be in effect more than six (6) different Interest Periods at such time.

           Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrower hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (except as otherwise set forth with respect to LIBOR Loans in clause (ii) of the definition of Interest Period, which provides that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the immediately preceding Business Day) and such extension of time shall be included in computing any interest in respect of such payment.

           Subject to the terms and conditions of this Agreement and upon the execution and delivery by the Borrower and the acceptance by the Bank, in its sole and absolute discretion, of an application for letter of credit, the Bank agrees to issue for the account of the Borrower out of the Revolving Loan Commitment, Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Maximum Letter of Credit Obligation, and provided, further, that no Letter of Credit shall have an expiration date later than the Revolving Loan Maturity Date then in effect. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which the Borrower has failed to reimburse the Bank upon the earlier of (i) the Bank's demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan (which Revolving Loan shall be a Prime Loan) as of the date such payment was made by the Bank to such beneficiary.


ARTICLE 3.        CONDITIONS OF BORROWING.

           The obligation of the Bank to make the initial Revolving Loan hereunder is subject to the satisfaction of each of the following conditions on or before the date of borrowing of the initial Revolving Loan:

                  (a) Loan Documents. The Borrower shall have executed and delivered, or delivered, as the case may be, to the Bank the following Loan Documents (collectively, the "Loan Documents"), all of which must be satisfactory to the Bank and the Bank's counsel in form, substance and execution:

                    (i) Loan Agreement. Two copies of this Agreement duly executed by the Borrower.

                    (ii) Revolving  Note. A Revolving Note, duly executed by the
                         Borrower, in substantially the form attached hereto as Exhibit A.

                    (iii)Security Documents.  The Intellectual Property Security
                         Agreement and the Pledge and Security Agreement, all of which shall be effective to create a security interest in and a Lien upon all the assets of the Borrower in favor of the Bank, and shall remain in full force and effect as to the remaining parties thereto. The Bank shall also have received (i) all Guaranties, duly executed by the Guarantors, (ii) evidence of the filing of UCC financing statements in form acceptable to the Bank in each of the jurisdictions identified on
                         Schedule 3.1 hereto, in order to perfect and protect the Liens created by the Security Documents, (iii) tri-party agreements, in form and substance satisfactory to the Bank, by and among the Borrower, the Bank and any other financial institutions with which the Borrower has invested funds or opened investment or other permitted accounts, each duly executed by each party thereto, and (iv) all certificates for Capital Stock and other securities pledged under the Pledge Agreement, endorsed in blank or accompanied by duly executed stock powers and/or other endorsements in form and substance satisfactory to the Bank.

                    (iv) Searches.  The Bank shall have received searches,  by a
                         Person satisfactory to the Bank, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to any property of the Borrower and each Guarantor in the jurisdictions identified on Schedule 3.1 hereto, confirming that all such property is subject to no Liens except Permitted Liens.

                    (v) Insurance. The Bank shall have received satisfactory evidence that valid policies of insurance are in full force and effect in accordance with the requirements of this Agreement and the other Loan Documents, naming the Bank as loss payee of each casualty or property damage policy and as additional insured under each liability policy.

                    (vi) Opinion of Counsel.  The Bank shall have  received from
                         Skadden, Arps, Slate, Meagher & Flom (Illinois) and one or more of its Affiliates, as counsel to the Borrower, a legal opinion addressed to the Bank covering such matters incident to the matters herein contemplated as the Bank may reasonably request and otherwise in form and substance satisfactory to the Bank.

                  (b) Representations and Warranties. The representations and warranties of the Borrower contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the initial Revolving Loan with the same effect as if such representations and warranties had been made on and as of the date of the initial Revolving Loan (except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date).

                  (c) Performance of Obligations. The Borrower shall have performed all material covenants and undertakings on its part required to be performed under this Agreement and the other Loan Documents on or prior to the date of the initial Revolving Loan.

                  (d) No Defaults. There shall not then exist any Default or Event of Default, and no Default or Event of Default could reasonably be expected to arise from borrowing of the initial Revolving Loan.

                  (e) Indenture. The Bank shall have received from the Borrower, duly certified by its corporate secretary or another officer familiar therewith, a copy of the Indenture and each other instrument, agreement or document executed and delivered in connection therewith.

                  (f) No  Proceedings.  There  shall not be  pending  or, to the knowledge of the Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or the respective assets or property of any of such Persons which seeks to enjoin or restrain any of the transactions contemplated hereby or, other than matters disclosed on Schedule 10.8 hereto, which has had or is reasonably likely to have a material adverse effect on the business and affairs or financial condition of the Borrower or on the transactions contemplated by this Agreement, and there shall not have occurred, after the date of this Agreement, any development with respect to any of the matters disclosed in Schedule 10.8 which the Bank reasonably believes has or will have a material adverse effect on the business and affairs or financial condition of the Borrower or on the transactions contemplated by this Agreement.

                  (g) No Adverse Changes. The Bank, in its sole discretion, shall be satisfied that there shall not have been, since January 3, 1998, any material adverse change in the financial condition or affairs of the Borrower.

                  (h) Officer's Certificate. The Borrower shall have delivered to the Bank a certificate of the chief financial officer of the Borrower, dated the date of the initial Revolving Loan, as to due satisfaction of each of the conditions specified in clauses (b), (c),
         (d) and (f) of this Section 3.1.

                  (i) Proceedings Satisfactory. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received the following:

                           (i) certificates, dated as of a recent date, as to the good standing of the Borrower from the Secretary of State of Delaware and from the appropriate governmental authority in each other jurisdiction in which Borrower is authorized to do business as a foreign corporation;

                           (ii) a copy of the  certificate of  incorporation  of
                  the Borrower, with all amendments thereto, duly certified by the Borrower's corporate secretary;

                           (iii) a copy of the Borrower's by-laws, with all amendments thereto, duly certified by the Borrower's corporate secretary;

                           (iv) a copy of  resolutions of the Board of Directors
                  of the Borrower (the ABoard of Directors@) authorizing the execution, delivery and performance of this Agreement, the Revolving Note and the other Loan Documents to which its is a party, duly certified by the Borrower's corporate secretary;

                           (v) a certificate  as to the incumbency and signature
                  of each of the officers of the Borrower who shall execute this Agreement or the Revolving Note or any other Loan Document on behalf of the Borrower.

                  (j) Fees Payable at Closing. The Bank shall have received the Closing Fee referred in Article 8 hereof and the Borrower shall have paid the reasonable fees and expenses of the Bank's counsel incurred in connection with the negotiation and documentation of the transaction contemplated hereby.

                  (k)  Termination  of  Collateral  Agency.  The Bank shall have received evidence of the termination of the Collateral Agency Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the Existing Pledge Agreement and the Existing Security Agreement, and shall have received all of the Collateral in possession of the Collateral Agent and its agents.

                  (l) Additional Documents. The Bank shall have received such other certificates, financial statements, schedules and other documents which are provided for hereunder or which the Bank shall reasonably require.

           In addition to the requirements of Section 3.1 hereof, the obligation of the Bank to make any edit. Revolving Loan or to issue any Letter of Credit shall be subject to the satisfaction, on or before the date of such Revolving Loan or the date of issuance of such Letter of Credit (as the case may be), of the following additional conditions:

                  (a) Request for Advance. The Bank shall have received a borrowing request from the Borrower with respect to such Revolving Loan in accordance with the provisions of Article 5 hereof or shall have received a proper request for the issuance of a Letter of Credit in accordance with the provisions of Section 2.4 hereof (as the case may be).

                  (b) No Material Adverse Change. Since January 3, 1998, no change or changes shall have occurred to the business, operations, properties, assets, income, prospects or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole, which the Bank reasonably believes in good faith has or is reasonably likely to have a material adverse effect on the business and affairs or financial condition of the Borrower.

                  (c) No Default or Event of Default. On the date of such Revolving Loan or the issuance of such Letter of Credit (as the case may be), both immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result from such Revolving Loan or issue of such Letter of Credit.

                  (d) Legal Prohibitions. Such Revolving Loan or the issuance of such Letter of Credit (as the case may be) shall not violate any order of any court, arbitrator or governmental body or any statute or law or any rule or regulation of any governmental body at the time applicable to the Bank or the Borrower.

Each request by the Borrower for a Revolving Loan or for the issuance of any Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Revolving Loan or issuance of such Letter of Credit (as the case may be) as to each of the conditions specified in clauses (b), (c) and (d) of this Section 3.2.


ARTICLE 4.        NOTE EVIDENCING LOANS.

           The Revolving Loans and the Letter of Credit Obligations shall be evidenced by a single Amended and Restated Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Bank and given in substitution therefor or in restatement thereof, the "Revolving Note") in substantially the form of Exhibit A attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

ARTICLE 5.        MANNER OF BORROWING.


         Each Revolving Loan shall be made available to the Borrower upon its written request in substantially the form of Exhibit B hereto, duly completed. Subject to the terms of Section 2.2 hereof, each Revolving Loan may be advanced either as a Prime Loan or a LIBOR Loan, provided, however, that at any time and from time to time, the Borrower may identify no more than six (6) Revolving Loans which may be LIBOR Loans. A request for a Prime Loan must be (a) received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded, and (b) in an amount equal to $10,000.00 or a higher integral multiple of $5,000.00. A request for a LIBOR Loan must be (c) received by no later than 11:00 a.m. Chicago, Illinois time, three days before the day it is to be funded, and (d) in an amount equal to $500,000.00 or a higher integral multiple of $500,000.00. If for any reason the Borrower shall fail to select timely an Interest Period for a LIBOR Loan, then such LIBOR Loan shall be funded as a Prime Loan, subject to the Borrower's right, to the extent permitted hereby, to repay such Loan and reborrow it as a LIBOR Loan. The proceeds of each Prime Loan or LIBOR Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.

         Each Letter of Credit shall be issued by the Bank upon the execution by the Borrower and the acceptance by the Bank, in its sole discretion, of the Bank's standard application therefor. All standby Letters of Credit issued under and pursuant to this Agreement shall bear an annual fee equal to two percent (2.0%) of the face amount of such standby Letter of Credit, which fee, along with any other applicable fees or interest, shall be payable monthly in arrears on the last day of each month. All Letters of Credit other than standby Letters of Credit shall bear such fees and interest and contain such other terms as are agreed upon by the Borrower and the Bank from time to time.

         The Bank is authorized to rely on the telephonic, telecopy or telegraphic loan requests which the Bank believes in its reasonable good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto.

ARTICLE 6.        SECURITY FOR THE OBLIGATIONS.

           As security for the payment of the Obligations, the Borrower has granted the liens and security interests in favor of the Bank provided for in the Security Documents.

           Until an Event of Default has occurred and is continuing hereunder, the Borrower shall be entitled to possession or use of the Collateral except as otherwise set forth in the Security Documents.

           The Borrower shall, at the Bank's request, at any time and from time to time, execute and deliver to the Bank such financing statements and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of the Bank, free and clear of all liens, claims and rights of third parties whatsoever (except as otherwise permitted by Section 11.2 hereof).


ARTICLE 7.        NON-UTILIZATION FEE.

         The Borrower agrees to pay to the Bank a commitment fee in the amount of one quarter of one percent (1/4 of 1%) per annum (calculated using a year of 360 days and actual days elapsed) of the unused portion of the Revolving Loan Commitment, payable at the Revolving Loan Maturity Date, and prior to such date, quarterly in arrears, on March 31st, June 30th, September 30th and December 31st of each year; provided that the first such quarterly payment shall be based upon the period from the date of this Agreement to and including March 31, 1998.


ARTICLE 8.        CLOSING FEE.

         The Borrower agrees to pay to the Bank a closing fee of $75,000 on the date of execution of this Agreement.


ARTICLE 9.        BANKING RELATIONSHIP.

         The Borrower covenants and agrees, at all times during the term of this Agreement and so long as any Loans or Letters of Credit remain outstanding, to utilize the Bank as its primary bank of account and depository for all financial services, including all receipts, disbursements and related services. Schedule 9 hereto lists all depository, investment or other accounts of Borrower.

ARTICLE 10.       REPRESENTATIONS AND WARRANTIES.

         As an inducement to the Bank to enter into this Agreement and make Loans to and issue Letters of Credit on behalf of the Borrower, the Borrower hereby represents and warrants to the Bank (which representations and warranties shall survive the execution of this Agreement and continue until this Agreement has been terminated and all Obligations hereunder have been satisfied) as follows:

     Section 10.1 Organization; Qualification. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full corporate power to carry on and conduct its business as presently conducted and to enter into and perform its obligations under this Agreement and the other Loan Documents. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified would have a material adverse effect on the Borrower or its business and affairs or financial condition, including, without limitation, each jurisdiction identified on Schedule 3.1 hereto.

     Section 10.2 Authorization; Validity. The Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Borrower. All necessary corporate action has been taken on the part of the Borrower to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforcement shall be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors= rights generally.

     Section 10.3 Comliance With Laws. The nature and transaction of the Borrower's business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by the Borrower, do not and during the term of the Loans will not, violate or conflict with any material applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

     Section 10.4 Environmental Laws and Hazardous Substances. Except as set forth on Schedule 10.4 hereto, (i) the Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Borrower (whether or not owned by it) in any manner which for any continued period of time violates, in a material respect, any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder, (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person or entity, nor is any pending or, to the best of the Borrower's knowledge, threatened, and the Borrower shall promptly notify the Bank upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any material non-compliance with, or material violation of, the requirements of any Environmental Law by the Borrower or the material release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which materially affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials, (iv) the Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material; and (v) without limiting the generality of the foregoing, the Borrower shall, following the reasonable determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of the Borrower in order to avoid any non-compliance, with any Environmental Law, at the Borrower's sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such test of the relevant site as are appropriate, and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof, and shall take any action pursuant thereto necessary to comply with Section 12.11.

     Section 10.5 Absence of Breach. The execution, delivery and performance by the Borrower of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by the Borrower in connection with the Loans does not and will not:

                  (a)  violate  any   provisions   of  law  or  any   applicable
         regulation,   order,  writ,  injunction  or  decree  of  any  court  or
         governmental authority, or

                  (b) conflict with, be inconsistent with, or result in any breach or default of any of the material terms, covenants, conditions, or provisions of any material indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Borrower is a party.

     Section 10.6 Collateral Representations. The Borrower is the sole owner of the Collateral, free from any lien, security interest or encumbrance of any kind, other than the liens and security interests in favor of the Bank and other Permitted Liens existing on the date hereof.

     Section 10.7 Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with GAAP, consistently applied, except for the absence of footnote disclosure in interim financial statements and except that interim financial statements are subject to normal year-end adjustments. Since January 3, 1998, there has been no material adverse change in the financial condition or in the assets or liabilities of the Borrower, or any other changes except those occurring in the ordinary course of business.

     Section 10.8 Litigation and Taxes. Except as set forth on Schedule 10.8 hereto, there is no litigation or governmental proceeding pending, or to the knowledge of the Borrower after due inquiry, threatened, against the Borrower, which, if determined adversely to the Borrower, could reasonably be expected to result in any material adverse change in the financial condition or properties, business or operations of the Borrower. The Borrower has duly filed all applicable income and other tax returns and has paid all income and other taxes when due. There is no controversy or objection pending, or to the knowledge of the Borrower after due inquiry, threatened in respect of any tax returns of the Borrower.

     Section 10.9 Event of Default. No Default or Event of Default has occurred and is continuing under this Agreement or any of the other Loan Documents and the Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party, the effect of which default could reasonably be expected to have a material adverse effect on the performance by the Borrower of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement or on the financial condition or properties, business or operations of the Borrower.

     Section 10.10 ERISA Obligations. The Borrower has promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 ("ERISA") of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets.

     Section 10.11 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists (i) which could adversely affect the validity or priority of the liens and security interests granted in favor of the Bank under the Security Documents, (ii) which could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) which would constitute a Default or an Event of Default under any of the Loan Documents.

     Section 10.12 Lending Relationship. The Borrower acknowledges and agrees that the relationship hereby created with the Bank is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Bank represents that it will receive the Revolving Note payable to its order as evidence of a bank loan.

     Section 10.13 Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, and (ii) do not, and when disbursed will not, violate any applicable laws in any material respect.

     Section 10.14 Compliance with Regulations G,T,U and X. No portion of the proceeds of the Loans nor any Letter of Credit will be used by the Borrower, or any Affiliates of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation G, T, U and X as adopted by the Board of Governors of the Federal Reserve System.

     Section 10.15 Place of Business. The principal place of business of the Borrower is 462 West Bearcat Drive, Salt Lake City, Utah, 84115. The Borrower's other locations are set forth on Schedule 10.15 hereto. All items of Collateral are and will be located at the Borrower's principal place of Business or at such other locations.

ARTICLE 11.  NEGATIVE COVENANTS.

           The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower) or to the direct or indirect holders of the Borrower's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or dividends or distributions payable to the Borrower or any Wholly Owned Subsidiary of the Borrower that is a Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower or other Affiliate of the Borrower (other than any such Equity Interests owned by the Borrower or any Wholly Owned Subsidiary of the Borrower); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Loans, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                    (b) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 11.3(a) hereof; and

                    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Subsidiaries after November 26, 1997 (excluding Restricted Payments permitted by clause
                         (ii), (iii) or (iv) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after November 26, 1997 to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds (other than any proceeds referred to in the proviso to the first sentence of the definition of "Investments") received by the Borrower from the issue or sale since November 26, 1997 of Equity Interests of the Borrower (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Borrower that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Borrower and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (ii) to the extent that any Restricted Investment that was made after November 26, 1997 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

         The foregoing provisions will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Borrower in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, other Equity Interests of the Borrower (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Borrower to the holders of any Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Subsidiary of the Borrower held by any member of the Borrower's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed, during any twelve-month period, an aggregate amount equal to the sum of $250,000, plus the amount of cash proceeds received by the Borrower from any reissuance of Equity Interests by the Borrower to members of management of the Borrower or its Subsidiaries during such period, which aggregate amount shall in no event exceed $500,000 in any such period, and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) payments to MFH pursuant to the Tax Sharing Agreement (as defined in the Indenture);
         (vii) payments pursuant to the Pretzel Time Employment Agreement (as defined in the Indenture) and the Pretzel Time Management Agreement (as defined in the Indenture); and (viii) the redemption or repurchase of preferred stock of Pretzel Time outstanding on November 26, 1997.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Bank, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $2,000,000. Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Bank an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this
         Section 11.1 were computed, together with a copy of any fairness opinion or appraisal required by this Agreement.

         Section 11.2 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

                    (a)(i) pay dividends or make any other  distributions to the
                         Borrower or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any of its Subsidiaries;

                    (b) make loans or advances to the Borrower or any of its Subsidiaries; or

                    (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of:

                           (i) Existing Indebtedness as in effect on the date of this Agreement;

                           (ii) this Agreement;

                           (iii) applicable law;

                           (iv) any instrument governing Indebtedness or Capital
                  Stock of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

                           (v) by reason of customary non-assignment  provisions
                  in leases entered into in the ordinary course of business and consistent with past practices;

                           (vi) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

                           (vii) Permitted  Refinancing  Indebtedness,  provided
                  that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

                           (viii) customary restrictions imposed on the transfer
                  of copyrighted or patented materials and customary provisions in agreements that restrict the assignees of such agreements or any rights thereunder;

                           (ix) restrictions with respect to a Subsidiary of the
                  Borrower imposed pursuant to a binding agreement relating to the sale or disposition of all or substantially all of the Capital Stock or assets or such Subsidiary; or

                           (x) the  Indenture,  as in effect on the date of this
                  Agreement or as may hereafter be amended, restated, modified or supplemented with the consent of the Bank.

         Section 11.3 Incurrence of Indebtedness and Issuance of Disqualified Stock. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Borrower shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if:

                  (a) the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (A) from November 26, 1997 to December 31, 1999, 2.25 to 1 and (B) thereafter, 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

                  (b) the Weighted Average Life to Maturity of such Indebtedness is equal to or greater than the remaining Weighted Average Life to Maturity of the Notes, provided that this clause (b) shall not apply in the case of Acquired Indebtedness.

The provisions of the first paragraph of this Section 11.3 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

                    (i) the incurrence by the Borrower and its Subsidiaries of the Existing Indebtedness other than the Notes;

                    (ii) the   incurrence   by  the  Borrower  of   Indebtedness
                         represented by the Notes in an aggregate principal amount not to exceed $100,000,000 and the Guaranties thereof by the Guarantors existing on the date of this Agreement or required by the terms of the Indenture (as in effect on the date of this Agreement or as may hereafter be amended, restated, modified or supplemented with the consent of the Bank) to be issued after the date of this Agreement;

                    (iii)the incurrence by the Borrower of Indebtedness  created pursuant to and in accordance with Section 11.11, and represented by the Additional Notes, in an aggregate principal amount not to exceed $60,000,000;

                    (iv) the   incurrence   by  the   Borrower  or  any  of  its
                         Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Borrower or such Subsidiary, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

                    (v) the incurrence by the Borrower or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Agreement to be incurred;

                    (vi) the   incurrence   by  the   Borrower  or  any  of  its
                         Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Wholly Owned Subsidiaries, provided that (A) if the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Wholly Owned Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Subsidiary, as the case may be;

                    (vii)the  incurrence by the Borrower of Hedging  Obligations in the ordinary course of business;

                    (viii)  the   incurrence   of   Indebtedness   (other   than
                         Indebtedness under this Agreement) in connection with one or more standby letters of credit, guaranties, performance or surety bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than (A) advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions customary in a Permitted Business and (B) the extension of credit represented by such letter of credit, guaranty, bond or other obligations itself), provided that any draw under or call upon any of the foregoing is repaid in full within 45 days, and provided further that the aggregate amount of all Indebtedness incurred pursuant to this clause (vii) shall not exceed $500,000 at any time outstanding;

                    (ix) the incurrence of Indebtedness  arising from agreements of the Borrower or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary (other than guaranties of Indebtedness incurred by any Person acquiring all or a portion of such business, assets or Subsidiary for the purpose of financing such acquisition), provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received by the Borrower or such Subsidiary in connection with such disposition;

                    (x) the guaranty by the Borrower or any of the Guarantors of Indebtedness of the Borrower or a Subsidiary of the Borrower that is a Guarantor that was permitted to be incurred by another provision of this Section 11.3;

                    (xi) the incurrence by Pretzel Time of Indebtedness  under a working capital facility, provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Pretzel Time thereunder) outstanding thereunder after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
                         (x), does not exceed an amount equal to $1,000,000;

                    (xii)the  incurrence by the Borrower of  Indebtedness  under this Agreement;

                    (xiii)  the  incurrence  by  the  Borrower  or  any  of  its subsidiaries of Acquired Indebtedness in connection with an Acquisition which is otherwise permitted by
                         Section 11.11 hereof and in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                    (xiv)the   guaranty   by   the   Borrower   or  any  of  its
                         Subsidiaries (other than The Mrs. Fields= Brand, Inc.) of operating store lease obligations of the Borrower or any of its Subsidiaries or any franchisee of the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with past practice;

                    (xv) the  guaranty  by any  Subsidiary  of the  Borrower  of
                         Indebtedness of the Borrower under this Agreement or Indebtedness under any other Credit Facility otherwise permitted to be incurred under this Agreement;

                    (xvi)the incurrence by the Borrower of  Indebtedness  in the form of notes issued in connection with the repurchase, redemption, acquisition or retirement of Equity Interests of the Borrower or any Subsidiary of the Borrower in an amount not to exceed $500,000 at any time outstanding and subordinated in right of payment to the Obligations; and

                    (xvii) the incurrence by the Borrower of Indebtedness or the guaranty by the Borrower of Indebtedness incurred by franchisees in connection with the cost of purchasing a franchise and the cost of equipment in connection with the set-up of a franchise, provided that such Indebtedness or guaranty does not exceed $3,000,000 at any time outstanding.

For purposes of determining compliance with this Section 11.3, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this Section 11.3, the Borrower shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 11.3 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 11.3.

     Section 11.4 Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (in the case of an Asset Sale or Asset Sales aggregating $10,000 or more, evidenced by an Officers' Certificate delivered to the Bank and, in the case of any Asset Sale having a fair market value or resulting in net proceeds in excess of $5,000,000, evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Bank) of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (ii) at least 75% of the consideration therefor received by the Borrower or such Subsidiary is in the form of cash, provided that the amount of (x) any liabilities (as shown on the Borrower's or such Subsidiary's most recent balance sheet) of the Borrower or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations or any guaranty thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are immediately converted by the Borrower or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         Section 11.5 Limitation on Redemption and Repayment of Notes. Notwithstanding any other provision in this Agreement to the contrary, the Borrower shall not repay or redeem all or any portion of the outstanding principal Indebtedness under the Notes, or take any action which shall cause or require the Borrower to become obligated to purchase, redeem, defease or otherwise acquire or retire for value any of the Notes (except a payment of interest or principal at Stated Maturity), until the repayment in full of the Borrower=s Obligations and the termination of this Agreement.


         Section 11.6 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any transaction, contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(a)such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person and (b) the Borrower delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that (u) payments to MFH pursuant to the Tax Sharing Agreement, (v) any employment agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Borrower or such Subsidiary, (w) transactions between or among the Borrower and/or its Subsidiaries, (x) Restricted Payments that are permitted under
Section 11.1 hereof, (y) the payment of reasonable fees, expense reimbursements and customary indemnification, advances and other similar arrangements to directors and officers of the Borrower and its Subsidiaries and (z) reasonable loans or advances to employees of the Borrower and its Subsidiaries in the ordinary course of business of the Borrower or such Subsidiary, in each case, shall not be deemed Affiliate Transactions.

         Section 11.7 Limitation on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

         Section 11.8 Line of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole. In addition: (a) the Borrower shall not engage in any Asset Sale involving The Mrs. Fields= Brand, Inc.; (b) neither the Borrower nor The Mrs. Fields= Brand, Inc. will engage in any Asset Sale involving the "Mrs. Fields" or "Pretzel Time" trademark and/or brand name; (c) the Borrower shall not create or acquire, or permit any Subsidiary to create or acquire, any new Subsidiaries except for Wholly Owned Subsidiaries that concurrently become Guarantors, and (d) for so long as The Mrs. Fields= Brand, Inc. is a Subsidiary of the Borrower, The Mrs. Fields= Brand, Inc. shall not incur any Indebtedness (other than its Guaranty of the Loans and its existing guaranty of Indebtedness under the Indenture) nor engage in any Asset Sale with any party which is not a direct or indirect Subsidiary of the Borrower which is also, or concurrently becomes, a Guarantor. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be deemed to prohibit Borrower and its Subsidiaries from entering into licensing and/or franchising arrangements with third-parties with respect to the AMrs. Fields@ or the APretzel Time@ brand, name and/or logo, provided that, Borrower and Subsidiaries retain all requisite rights, without requirement to pay royalties or the like, to operate their respective businesses as currently operated.

     The Borrower: Limitations on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries.

                  (a) shall not, and shall not permit any Wholly Owned Subsidiary of the Borrower to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Borrower to any Person (other than the Borrower or a Wholly
         Owned Subsidiary of the Borrower), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of a Wholly Owned Subsidiary (other than The Mrs. Fields= Brand, Inc.) and (ii) such transaction does not violate or conflict with the restriction contained in Section 11.5 hereof;

                  (b) shall not permit any Wholly Owned Subsidiary of the Borrower to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Borrower or a Wholly Owned Subsidiary of the Borrower; and

                  (c) shall not permit or consent to the occurrence of a AChange of Control@ (as defined in the Indenture), a takeover, a recapitalization, or any other similar event, of the Borrower or any of its Wholly Owned Subsidiaries without the prior written consent of the Bank, provided, that Borrower shall pay Bank the outstanding principal and any interest accrued and owing on the Loans if any Change of Control, takeover, recapitalization, or the like, occurs, whether with or without the consent of the Borrower.

         Section 11.10 Limitations on Issuances of Guaranties of Indebtedness. The Borrower shall not permit any Subsidiary, directly or indirectly, to guaranty or pledge any assets to secure the payment of (other than as a result of a Permitted Lien), any Indebtedness of the Borrower or any Subsidiary of the Borrower (other than Indebtedness under this Agreement and the Guaranties), unless such Subsidiary simultaneously executes and delivers a Guaranty of the payment of the Loans by such Subsidiary, which Guaranty shall be senior to or pari passu with such Subsidiary's guaranty of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any such Guaranty by a Subsidiary of the Loans shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Borrower, of all of the Borrower's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Agreement.

         Section 11.11 Limitations on Acquisitions by Borrower. The Borrower shall not, and shall not permit its Subsidiaries to, purchase or acquire, whether through merger, consolidation or otherwise, all of the issued and outstanding Capital Stock in, nor all, nor substantially all, of the assets of, any Person (other than another Person which is already a direct or indirect
Subsidiary of the Borrower), provided that the Borrower and its Wholly Owned Subsidiaries may make such acquisitions if (AAcquisitions@):

                    (a) No Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                    (b) the consideration from the Borrower or its Wholly Owned Subsidiary, as the case may be, for the Capital Stock or assets of such Persons being acquired does not exceed $7,500,000 in respect of any particular acquisition;

                    (c) except to the extent prohibited by existing agreements of such Persons being acquired, if such agreements continue in effect following such acquisition, the Bank shall be granted liens on all of the assets of such Persons being acquired, and the Bank shall be satisfied that such liens are fully perfected and provide the Bank with a first priority security interest;

                    (d) such Persons being acquired are formed under the laws of the United States and are located in the United States;

                    (e)  such  Persons   being   acquired  are  in  a  Permitted
                         Business;

                    (f) such Persons concurrently become Guarantors of the Loans; and

                    (g) on a pro forma basis (taking into account the financial performance of such Person and of the Borrower for the four fiscal quarters most recently ended, but, with respect to any store or stores of Borrower which have been open for less than the full period of such four fiscal quarters, using annualized earnings for such store(s) based upon actual earnings and the portion of such period during which such store(s) was/were actually open for business), the Borrower shall be in compliance with the financial covenants listed in
                         Article 13 for such four fiscal quarters most recently ended (with determination thereof to be made in accordance with the provisions of Sections 13.1 and
                         13.2 hereof, provided that with respect to any store or stores of Borrower which have been open for less than the full period of such four fiscal quarters, Borrower shall use annualized earnings for such store(s) based upon actual earnings and the portion of such period during which such store(s) was/were actually open for business), and on a projected basis giving effect to such proposed acquisition (using such historical financial information for the Borrower (determined in accordance with Sections 13.1 and 13.2, subject to any adjustments, with respect to any portion of such four fiscal quarters, to eliminate certain historical expenses that are not expected to recur after the consummation of the acquisition so long as such adjustments are not deemed to be contrary to the requirements of Regulation S-X under the Securities Act by an Accounting Firm, and subject to the proviso set forth above contained in this sentence) and such Person and the Borrower=s most recent projections prepared in good faith and certified by a financial officer of the Borrower as reflecting the Borrower=s best estimate of its projected financial performance of the forthcoming four fiscal quarters, and projections for such Person to be acquired for the forthcoming four fiscal quarters, also certified by a financial officer of the Borrower as being Borrower=s best estimate of such Person=s projected financial performance for such four fiscal quarter period), the Borrower is projected to be in compliance with the financial covenants set forth in
                         Article 13 hereof as of the end of each of the next four fiscal quarters. In connection with any such proposed acquisition, the Borrower shall deliver to the Bank, at least five (5) Business Days prior to the proposed closing date of such acquisition, a certificate of a financial officer of the Borrower in form and substance reasonably satisfactory to the Bank and certifying as to the matters required by this clause (g) compliance and accompanied by the financial information and projections referred to above.

Notwithstanding the foregoing in this Section 11.11, AAcquisition@ shall also mean Borrower=s acquisition of 100% of the issued and outstanding Capital Stock of Great American Cookie Company, Inc., a Delaware corporation (AGACC@), and of all, or substantially all, of the assets of Deblin Corporation and of Chocolate Chip Cookies of Texas, Inc., provided that (i) such acquisition is consummated by July 31, 1998; (ii) such acquisition is consummated for a total purchase price (including transaction costs and expenses) not to exceed an amount equal to $79,000,000; (iii) the Borrower pledges 100% of the Capital Stock of GACC and its Subsidiaries as Collateral for the Obligations (provided that such entities are Subsidiaries of the Borrower, and are not merged or consolidated into the Borrower); and (iv) no more than $60,000,000 of Additional Notes (as defined in the Indenture) are issued in connection with, or to facilitate consummation of, such acquisition.

         Section 11.12 Operating Lease Obligations. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease (other than Capital Lease Obligations) if the aggregate annual rental payments for all such operating leases shall exceed in any fiscal year of the Borrower $40,000,000 (or, if the acquisitions of GACC and the assets of Deblin Corporation and Chocolate Chip Cookies of Texas, Inc. are consummated, $53,000,000). All of Borrower=s operating leases are listed on Schedule 11.12 hereto.

         Section 11.13 Accounting Changes. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its consolidated Subsidiaries.

         Section 11.14 Amendments to Indenture. The Borrower shall not, and shall not agree to, amend, restate, modify, supplement, waive or otherwise modify any provision of the Indenture without the prior written consent of the Bank. The Borrower will give the Bank not less than ten (10) Business Days' advance written notice of any proposed amendment, restatement, supplement or modification of the Indenture or any of the Notes thereunder, which notice shall include a copy of any proposed amendment or other agreement or a detailed description of the action proposed to be taken. The Borrower shall give prompt written notice to the Bank of any amendment, modification, supplement or waiver of the Indenture which is made without the Borrower=s consent and control, upon Borrower first obtaining knowledge of the same. In the event that the Bank determines that any such action taken, or to be taken, is materially adverse to the Bank, the Borrower shall be obligated to pay in full the outstanding principal and any interest accrued and owing on the Loans.

           Neither the Borrower nor any Affiliate of the Borrower, shall use any portion of the proceeds of the Loans nor have any Letter of Credit issued, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an Affiliate of the Bank, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by the Borrower or any Affiliate of the Borrower, and underwritten, privately placed or dealt in by AASI.

           The Borrower will not change the address of its principal place of business without giving the Bank not less than thirty (30) days' prior written notice of such change in such location. Except as otherwise permitted in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, remove or permit any material portions of the Collateral to be removed from any location set forth on Schedule 10.15 hereto, without the prior written consent of the Bank.

ARTICLE 12.  AFFIRMATIVE COVENANTS.

     Section 12.1 Compliance with Bank Regulatory Requirements. Upon demand by the Bank, the Borrower shall reimburse the Bank for the Bank's actual additional costs and/or reductions in the amount of principal or interest received or receivable by the Bank if at any time after the date of this Agreement there is any Regulatory Change (whether or not having the force of law) which shall impose, modify or deem applicable any reserve (except reserve requirements taken into account in calculating the Interest Rate) and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by the Bank or impose on the Bank any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to the Bank of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by the Bank with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans. Notwithstanding the foregoing, (i) the Borrower shall not be required to make any payments to the Bank with respect to periods of time more than 60 days prior to the date upon which the Bank has delivered a written statement to the Borrower making a claim for payment under this Section 12.1, which written statement shall set forth, in reasonable detail, the Regulatory Change which entitles the Bank to make a claim for payment pursuant to this Section 12.1 and the calculations in support of the amount of such payment requested by the Bank, and (ii) the Borrower shall not be required to pay any such additional costs which could have otherwise been avoided by the Bank with the exercise of reasonable conduct and diligence.


     Section 12.2 Fiancial Statements, Notices, Reports, Etc. The Borrower shall provide to the Bank; (i) within ninety (90) days of the Borrower=s fiscal year end, annual audited financial statements on a consolidated basis for the Borrower and its Subsidiaries, prepared in accordance with GAAP by an accounting firm acceptable to the Bank and consolidating unaudited financial statements for the Borrower and each of its Subsidiaries, prepared in accordance with GAAP by the Borrower and certified as in accordance with GAAP (other than as to the absence of footnote disclosure) by the Borrower=s chief financial officer; (ii) within thirty (30) days of the last day of each month, internally prepared monthly financial statements for the Borrower and its Subsidiaries, on a consolidated basis; (iii) on a quarterly basis, certificates signed by a financial officer of the Borrower showing compliance by the Borrower with the financial covenants contained in this Agreement; (iv) within thirty (30) days of the Borrower=s fiscal year end, an annual budget of the Borrower for the then-current fiscal year; and (v) copies of all statements, reports, resolutions, opinions, appraisals, filings, certificates and the like, whether financial or otherwise, required to be provided to the Trustee or received from the Trustee, in the same form and substance, and at the same times, as they are provided to or received from the Trustee.

     The financial officers and managers of the Borrower shall use reasonable good faith in producing all financial projections for the Borrower.

     Section 12.3 Reporting of Dispositions of Stores. The Borrower will provide to the Bank, as often as may be reasonably requested by the Bank and in form reasonably acceptable to the Bank, a written report summarizing dispositions of Non-Core Stores from time to time, which list will include information as to the amount and duration of each Non-Core Store lease and equipment lease and other obligations relating to such dispositions and as to which the Borrower remains as an obligor, contingent or otherwise, even if the primary obligations of performance of such store leases and/or equipment leases have been assumed by third parties.

     Section 12.4 Additional Subsidiary Guaranties. If (i) the Borrower or any of its Subsidiaries shall acquire or create another domestic Wholly Owned Subsidiary after November 26, 1997 having assets (A) with a fair market value in excess of $100,000 or (B) consisting of one or more stores, or (ii) the Borrower acquires all remaining common stock of Pretzel Time, then such newly acquired or created Subsidiary or Pretzel Time, as the case may be, shall become a Guarantor by executing a Guaranty and delivering an opinion of counsel to the Bank to the effect that such Guaranty has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

         Section 12.5      INTENTIONALLY OMITTED.

     Section 12.6 Notices. The Borrower shall notify the Bank of any of the following, promptly (and in no event later than three (3) Business Days after the Borrower's becoming aware thereof):

                    (a) the occurrence or existence of any Default or Event of Default;

                    (b) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any governmental authority (including environmental matters and ERISA matters) which could result in a material adverse effect to Borrower=s business or assets; and

                    (c) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries if the same could reasonably be expected to have a material adverse effect on the Borrower or its assets.

Each notice pursuant to this Section 12.6 shall be accompanied by a written statement by an officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time. Each notice under Section 12.6(a) shall describe with particularity any and all clauses or provisions of this Agreement or the other Loan Document that have been breached or violated.

     Section 12.7 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to:

                    (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                    (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                    (c) preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

                    (d) preserve or renew all of its registered trademarks, trade names and service marks.

     Section 12.8 Maintenance of Property. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a material adverse effect on the Borrower=s business or assets.

         Section 12.9 Insurance. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons or entities engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons or entities. All property damage and casualty insurance shall name the Bank as loss payee/mortgagee and all liability insurance shall name the Bank as an additional insured. Upon request of the Bank, the Borrower shall furnish the Bank a certificate from an officer of the Borrower (and, if requested by the Bank, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 12.7.

         Section 12.10 Payment of Obligations. The Borrower shall, and shall cause its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon them or any of their property, unless the same are being contested in good faith by appropriate proceedings which stay the enforcement of any lien and adequate reserves in accordance with GAAP are being maintained with respect thereto by the Borrower or such Subsidiary;

                  (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings which stay the enforcement of any Lien and adequate reserves in accordance with GAAP are being maintained with respect thereto by the Borrower or such Subsidiary;

                  (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing or otherwise applicable to such Indebtedness; and

                  (d) the performance of all obligations under any indenture, contract, agreement or other undertaking by which the Borrower or any of its Subsidiaries is bound, or to which any of them or any of their property is subject, including the Indenture, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Borrower=s business or assets.

     Section 12.11 Compliance with Laws. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all laws and regulations of any governmental authorities having jurisdiction over them or their businesses, except such as may be contested in good faith by appropriate proceedings without risk of loss of any Collateral and as to which a bona fide dispute exists and appropriate reserves have been established on the Borrower's or the applicable Subsidiary's financial statements.

     Section 12.12 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries. The Borrower shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.


ARTICLE 13.       FINANCIAL COVENANTS.

     Section 13.1 Minimum Debt Service Coverage Ratio. The Borrower shall maintain a minimum Debt Service Coverage Ratio, measured as of the end of any fiscal quarter of the Borrower and for the four fiscal quarters then ended, of
1.10 to1.00; provided, however, that for purposes of this Section 13.1, for any four fiscal quarter period that includes any period of time prior to November 27, 1997 (a APre-Reorganization Period@), determination of the numerator and denominator of the Debt Service Coverage Ratio shall be based on actual consolidated financial information for the Borrower and its Subsidiaries for the period occurring after November 26, 1997 and pro forma consolidated financial information for the Borrower, The Mrs. Fields= Brand, Inc. and Pretzel Time for the applicable Pre-Reorganization Period (determined in accordance with GAAP as if the Borrower owned the same interests in The Mrs. Fields= Brand, Inc. and Pretzel Time as it owns on the date of this Agreement, but subject to the condition that such consolidated financial information of the Borrower with respect to such Pre-Reorganization Period may be adjusted to eliminate certain historical expenses that are not expected to recur after the consummation of the Pretzel Contributions on November 26, 1997 so long as such adjustments are not deemed to be contrary to the requirements of Regulation S-X under the Securities Act of 1933 (the ASecurities Act@) by an Accounting Firm and the further condition that, in calculating the Debt Service Coverage Ratio for any period, to the extent that the proceeds from the incurrence of any Indebtedness are to be used to fund the acquisition of Equity Interests, the Borrower may include any pro forma adjustments permitted by Regulation S-X under the Securities Act in its calculation of the amount of Free Cash Flow that relates solely to such acquisition, so long as such pro forma adjustments are not deemed to be contrary to the requirements of Rule 11-02 of Regulation S-X under the Securities Act in writing by an Accounting Firm.)

     Section 13.2 Maximum Capital Expenditures. The Borrower shall not make any Capital Expenditures, individually or in the aggregate, in excess of $10,000,000 in any calendar year.

ARTICLE 14.       EVENTS OF DEFAULT.

         The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default"):

     Section 14.1 Nonpayment of Obligations. Any amount due and owing on the Revolving Note is not paid within three (3) Business Days of when due, or any of the other Obligations, whether by its terms or as otherwise provided herein, is not paid within seven (7) Business Days of when due.

     Section 14.2 Misrepresentation. Any oral or written warranty, representation, certificate or statement by or on behalf of the Borrower or any Guarantor in this Agreement, the Loan Documents or any other agreement with the Bank shall be false in any material respect when made.

     Section 14.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in Article 11 or
Article 13 of this Agreement or in Sections 12.2, 12.4 and 12.8.

     Section 14.4 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (other than as set forth in Sections 14.1 and 14.3 above) or in any other Loan Document and such failure to perform or default in performance continues for a period of thirty (30) days after the Borrower receives notice from the Bank of such failure to perform or default in performance.

     Section 14.5 Event of Default under Indenture. An "Event of Default" (as defined in the Indenture) shall have occurred and be continuing under the Indenture, or any Person obtains the right to accelerate the Indebtedness under the Indenture, whether such right is rescinded or not.

     Section 14.6 Default under other Agreements. A default shall occur under any other agreement, document or instrument to which the Borrower is a party or by which the Borrower or the Borrower's property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and after giving effect to any applicable grace or cure period) in respect of any Indebtedness of the Borrower for borrowed money or Guaranteed Indebtedness with respect to borrowed money of the Borrower greater than $250,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness (other than Indebtedness of the Borrower under real property leases) or a portion thereof in an aggregate amount exceeding $250,000, or (iii) cause Indebtedness of the Borrower under real property leases or a portion thereof in an aggregate amount exceeding $500,000 to become due prior to its Stated Maturity or prior to its regularly scheduled dates of payment.

     Section 14.7 Assignment for Creditors. The Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of the Borrower is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against the Borrower, the Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty
(60) days after the date of such appointment.

     Section 14.8 Bankruptcy. Any proceeding involving the Borrower, is commenced by or against the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against the Borrower, (i) the Borrower, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

     Section 14.9 Judgements. A judgment in an amount in excess of $500,000 is rendered against the Borrower or any of its Subsidiaries and, within sixty (60) days after the entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged.

     Section 14.10 Collateral Impairement. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against, any material portion of the Collateral or any material portion of any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture of a material portion of the Collateral, or the occurrence of any material deterioration or impairment of any material portion of the Collateral or any material portion of the collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the reasonable opinion of the Bank acting in good faith, to become unsatisfactory as to value or character.

     Section 14.11 Security Documents. Any Security Document shall become invalid or unenforceable in any material respect.

ARTICLE 15.       REMEDIES.

         Upon the occurrence and continuance of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any other written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence and continuance of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence and continuance of an Event of Default under Section 14.7, "Assignment for Creditors", or Section 14.8, "Bankruptcy", all commitments of the Bank to the Borrower shall be immediately terminated and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

     Section 15.1 Sale of Collateral. Subject to applicable law, the Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale. The Bank may apply the net proceeds it receives from sale of any Collateral to the payment of the Revolving Note and/or any of the other Obligations, and the Borrower shall remain liable for any amount remaining unpaid after such application, with interest. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least five (5) calendar days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof.

         Section 15.2      INTENTIONALLY OMITTED.

     Section 15.3 Additional Remedies. The Bank shall have the right and power, but shall not be obligated, to:

                  (a) instruct the Borrower, at Borrower=s own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the Bank=s security interest, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter the Bank may collect any such amounts due on the Collateral directly from such Persons obligated thereon;

                  (b) extend, renew or modify for one or more periods (whether or not longer than the original period) any obligation of any nature of any other obligor with respect to any of the Collateral;

                  (c) grant releases, compromises or indulgences with respect to the Revolving Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Revolving Note or any of the Obligations;

                  (d) consent to an election with respect to the Collateral under Section 1111 of the Code or take action under Section 364 or any other section of the Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person, firm, corporation or other entity liable to the Bank for the Obligations; and

                  (e) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank's rights hereunder, under the Revolving Note or under any of the other Obligations.

         The Borrower hereby ratifies and confirms whatever the Bank may do with respect to the Collateral and agrees that the Bank shall not be liable for any error of judgment or good faith mistakes of fact or law with respect to actions taken in connection with the Collateral.

           The Bank shall, after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the same in accordance with the terms of the Security Documents.

           No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

ARTICLE 16.       MISCELLANEOUS.

     Section 16.1 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to the Bank under this Agreement or the Bank's rights with respect to the Collateral:

                    (a) Acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

                    (b) The Bank's release or releases of all or any part of the Collateral or of any party liable with respect to the Obligations;

                    (c) Release, extension, renewal, modification or substitution by the Bank of the Revolving Note, or any note evidencing any of the Obligations, or the compromise of the liability of any guarantor of the Obligations; or

                    (d) Failure of the Bank to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

     Section 16.2 Entire Agreement. This Agreement (i) is valid, binding and enforceable against the Borrower and the Bank in accordance with its provisions and no conditions exist as to its legal effectiveness; and (ii) together with the other Loan Documents constitutes the entire agreement between the parties and is the final expression of the intentions of the Borrower and the Bank. No promises, either expressed or implied, exist between the Borrower and the Bank, unless contained herein. This Agreement supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

     Section 16.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given.

     Section 16.4 WAIVER OF DEFENSES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT, INCLUDING ANY IMPLIED COVENANT OF GOOD FAITH, AND THE BORROWER RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

     Section 16.5 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH THEIR RESPECTIVE COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR
ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE COLLATERAL, OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER AND SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

     Section 16.6 LITIGATION. TO INDUCE THE BANK TO MAKE THE LOANS, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE REVOLVING NOTE, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE CITY OF CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

     Section 16.7 Assignability. The Bank may at any time, with the written consent of the Borrower, such consent not to be unreasonably withheld, assign the Bank's rights in this Agreement, the Revolving Note, the Obligations and the other Loan Documents, or any part thereof and transfer the Bank's rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral. The Borrower may not sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote.

     Section 16.8 Confidentiality. The Borrower and the Bank hereby agree and acknowledge that any and all information relating to the Borrower which is furnished by the Borrower to the Bank (or to any Affiliate of the Bank) and marked or identified as confidential or proprietary in nature shall be kept confidential by the Bank or such Affiliate in accordance with applicable law, provided, however, that such information and other credit information relating to the Borrower may be (a) distributed by the Bank or such Affiliate to the
Bank's or such Affiliate's directors, officers, employees, attorneys, Affiliates, auditors and regulators; (b) disclosed pursuant to requirements of applicable law or upon the order of a court or other governmental agency having jurisdiction over the Bank or such Affiliate; (c) disclosed to any financial institution which is considering acquiring an assignment of any of the Bank's rights hereunder and under the other Loan Documents or a participation in such rights; (d) disclosed in any litigation between the Borrower and the Bank; and
(e) disclosed upon such information's becoming publicly disclosed by anyone other than the Bank or its directors, officers, employees, attorneys, Affiliates or auditors. The Borrower and the Bank further agree that this provision shall survive the termination of this Agreement.

     Section 16.9 Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Bank's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in Person, and addressed as follows:

         If to the Borrower:        Mrs. Fields' Original Cookies, Inc.
                                    462 West Bearcat Drive
                                    Salt Lake City, Utah  84115
                                    Attention: L. Tim Pierce
                                    Telephone: (801) 463-2390
                                    Telecopy: (801) 463-2182

         If to the Bank:   LaSalle National Bank
                                    135 South LaSalle Street
                                    Chicago, Illinois  60603
                                    Attention: Kristen P. Freund
                                    Telephone: (312) 904-5238
                                    Telecopy: (312) 904-6150

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 16.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     Section 16.11 Facsimile Signatures. The Bank is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to the Bank by facsimile, telegraphic or other electronic transmission (each, a "Communication") which the Bank in good faith believes has been signed by Borrower and has been delivered to the Bank by a properly authorized representative of the Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, the Bank shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to the Bank in lieu of, or in addition to, any such Communication.

     Section 16.12 Binding Effect. This Agreement shall become effective upon execution by the Borrower and the Bank. If this Agreement is not dated or contains any blanks when executed by the Borrower, the Bank is hereby authorized, without notice to the Borrower, to date this Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

     Section 16.13 Governing Law. This Agreement, the Loan Documents (other than the Security Documents, but including any Guaranty) and the Revolving Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws and decisions of such State, without giving effect to the choice of law provisions of such State.

     Section 16.14 Enforeability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 16.15 Survival of Borrower Representations, Warranties, Covenants and Agreements. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Bank, and the Bank has been paid in full. The Bank, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties, covenants and agreements.

     Section 16.16 Extension's of Bank's Commitment and Revolving Note. This Agreement shall govern the terms of any extensions or renewals of the Bank's commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.

     Section 16.17 Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

     Section 16.18 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Bank), protect, indemnify and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys' fees and time charges of attorneys who may be employees of the Bank, any parent corporation or affiliated corporation of the Bank), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans or any Letters of Credit, the use or intended use of the proceeds of the Loans or any Letters of Credit, the enforcement of the Bank's rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Bank; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to any matter to the extent caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, or as such Indemnified Party shall otherwise direct, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this Section 16.18 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

      [Balance of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amended and Restated Loan Agreement as of the date first above written.


                               MRS. FIELDS' ORIGINAL COOKIES, INC. (as Borrower)


                                                                 By:
                                                                 Its:



                                                 LASALLE NATIONAL BANK (as Bank)


                                                                 By:
                                                                 Its:

                                  Schedule 1.1

                                 Existing Liens

                                  Schedule 3.1

                          Jurisdictions for UCC Filings

Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Massachusetts
Michigan
Minnesota
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South
Carolina
South
Dakota
Texas
Utah
Virginia
Washington
West
Virginia
Wisconsin
Wyoming

                                   Schedule 9

                              Accounts of Borrower

                                  Schedule 10.4

                              Environmental Matters

                                  Schedule 10.8

                           Litigation and Tax Matters

                                 Schedule 10.15

                               Places of Business

                                 Schedule 11.12

                                Operating Leases